Exhibit 99.1

Travelzoo Inc. 590 Madison Avenue 21st Floor New York, NY 10022 Media Contact: Mindy Joyce (212) 521-4218 mjoyce@travelzoo-inc.om

FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2006 Financial Results

NEW YORK, October 24, 2006 -- Travelzoo Inc. (NASDAQ: TZOO):

•	Revenue of $17.6 million, up 31% year-over-year
•	Operating profit of $8.1 million, up 95% year-over-year
•	Net income of $4.6 million, up 98% year-over-year
•	$0.28 earnings per share, up from $0.13 in the prior year period

Travelzoo Inc. (NASDAQ: TZOO), a global Internet media company, today announced financial results for the third quarter ended September 30, 2006, with revenue of $17.6 million, an increase of 31% year-over-year. Net income was $4.6 million, with diluted earnings per share (EPS) of $0.28, up from $0.13 in the prior year period.

“Q3 2006 marks our 33rd consecutive quarter of growth in online advertising sales,” said Ralph Bartel, chairman and chief executive officer, Travelzoo. “We are very excited about the growth of our business in Europe. We will continue to aggressively pursue our strategy of replicating the Travelzoo® business model in international markets. We believe this represents an attractive opportunity for value creation.”

North America

North America business segment revenue grew 27% year-over-year to $16.7 million. North America reported an operating profit of $8.4 million, or 50% of revenue, up from an operating profit of $4.6 million, or 35% of revenue, in the prior-year period.

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Europe

Europe business segment revenue was $963,000, up 30% from $743,000 in Q2 2006 and up 162% from $368,000 in the prior year period. Europe reported an operating loss of $276,000, compared to $494,000 in Q2 2006 and $363,000 in the prior year period. Travelzoo began operations in the U.K. in May 2005. Until September 30, 2006, substantially all segment revenue was generated from Travelzoo’s U.K. publications. In September 2006, Travelzoo launched its Top 20 e-mail newsletter in Germany.

Income Taxes

Travelzoo’s effective income tax rate was 45.9%, down from 48.4% in the prior year period.

Conference Call

Travelzoo will host a conference call to discuss third quarter results at 11:00 a.m. ET today. A live Web cast can be accessed through the company’s investor relations Web site at www.travelzoo.com/ir.

About Travelzoo

Travelzoo is a global Internet media company. Travelzoo’s media properties, which reach more than 10 million travel enthusiasts in the U.S., Canada, the U.K., and Germany, include the Travelzoo® Web site (www.travelzoo.com), the Top 20® e-mail newsletter, the Newsflash™ e-mail alert service and SuperSearch™, a travel search engine. Travelzoo publishes offers from more than 500 advertisers. Travelzoo’s deal experts review each offer to find the best travel deals and confirm their true value. Travelzoo is headquartered in New York City.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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Travelzoo Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues	$17,586	$13,384	$51,873	$36,871
Cost of revenues	232	225	782	629
Gross profit	17,354	13,159	51,091	36,242
Operating expenses:
Sales and marketing	6,974	7,101	22,047	18,282
General and administrative	2,249	1,878	6,962	6,614
Total operating expenses	9,223	8,979	29,009	24,896
Income from operations	8,131	4,180	22,082	11,346
Other income and expense:
Interest income	279	278	926	656
Gain (loss) on foreign currency	7	(4)	12	(8)
Income before income taxes	8,417	4,454	23,020	11,994
Income taxes	3,866	2,156	10,502	5,685
Net income	$4,551	$2,298	$12,518	$6,309

Basic net income per share	$0.30	$0.14	$0.82	$0.39
Diluted net income per share	0.28	0.13	0.76	0.35

Shares used in computing basic net income per share	15,250	16,250	15,267	16,249
Shares used in computing diluted net income per share	16,464	17,695	16,475	17,897

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Travelzoo Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September30,	December31,
	2006	2005
ASSETS
Cash and cash equivalents	$27,977	$24,469
Short-term investments	—	19,887
Accounts receivable, net	8,827	9,020
Deposits	22	28
Prepaid expenses and other current assets	577	631
Deferred tax assets	1,020	1,020
Total current assets	38,423	55,055
Deposits, less current portion	292	190
Deferred tax assets, less current portion	28	28
Property and equipment, net	174	159
Intangible assets, net	1	20
Total assets	$38,918	$55,452
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	2,496	2,373
Accrued expenses	3,150	3,394
Deferred revenue	579	296
Income tax payable	207	856
Total liabilities	6,432	6,919
Common stock	153	163
Accumulated other comprehensive income	(24)	(38)
Additional paid-in capital	2,076	30,645
Retained earnings	30,281	17,763
Total stockholders’ equity	32,486	48,533
Total liabilities and
stockholders’ equity	$38,918	$55,452

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Travelzoo Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,551	$2,298	$12,518	$6,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35	42	103	126
Deferred income taxes	—	—	—	20
Provision for losses on accounts receivable	(2)	32	228	79
Tax benefit of stock option exercises	—	—	—	396
Accrued income on short-term investments	(115)	(145)	(449)	(268)
Changes in operating assets and liabilities:
Accounts receivable	(256)	(1,214)	3	(3,050)
Deposits	(2)	(7)	(92)	(52)
Prepaid expenses and other current assets	86	246	63	296
Accounts payable	(498)	(723)	100	266
Accrued expenses	(386)	493	(271)	1,188
Deferred revenue	14	26	282	221
Income tax payable	(641)	(19)	(649)	619
Net cash provided by operating activities	2,786	1,029	11,836	6,150

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17)	(22)	(96)	(117)
Purchase of short-term investments	—	(9,917)	(14,663)	(29,691)
Sale of short-term investments	15,000	9,985	35,000	20,073
Net cash provided by (used in) investing activities	14,983	46	20,241	(9,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of related costs	—	—	—	(124)
Proceeds from stock option exercises	—	—	—	35
Repurchase of common stock	—	—	(28,579)	—
Net cash used in financing activities	—	—	(28,579)	(89)
Effect of exchange rate on cash and cash equivalents	8	(25)	10	(26)
Net increase (decrease) in cash and cash equivalents	17,777	1,050	3,508	(3,700)

Cash and cash equivalents at beginning of period	10,200	21,685	24,469	26,435
Cash and cash equivalents at end of period	27,977	22,735	27,977	22,735
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$4,507	$2,175	$11,152	$4,650

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Travelzoo Inc.

Segment Information

(Unaudited)

(In thousands)

Three months ended September 30, 2006	North America	Europe	Elimination	Consolidated
Revenue from unaffiliated customers	$16,627	$959	$—	$17,586
Intersegment revenue	37	4	(41)	—
Total net revenues	16,664	963	(41)	17,586
Operating income (loss)	$8,406	$(276)	$1	$8,131

Three months ended September 30, 2005	North America	Europe	Elimination	Consolidated
Revenue from unaffiliated customers	$13,017	$367	$—	$13,384
Intersegment revenue	64	1	(65)	—
Total net revenues	13,081	368	(65)	13,384
Operating income (loss)	$4,556	$(363)	$(13)	$4,180

Nine months ended September 30, 2006	North America	Europe	Elimination	Consolidated
Revenue from unaffiliated customers	$49,607	$2,266	$—	$51,873
Intersegment revenue	150	6	(156)	—
Total net revenues	49,757	2,272	(156)	51,873
Operating income (loss)	$23,311	$(1,230)	$1	$22,082

Nine months ended September 30, 2005	North America	Europe	Elimination	Consolidated
Revenue from unaffiliated customers	$36,494	$377	$—	$36,871
Intersegment revenue	79	1	(80)	—
Total net revenues	36,573	378	(80)	36,871
Operating income (loss)	$11,896	$(537)	$(13)	$11,346

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